UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

THE McGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 AVENUE OF THE AMERICAS NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

(212) 512-2564

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 5, 2007, the Board of Directors of the Registrant, acting on the recommendation of its Nominating and Corporate Governance Committee, elected Sir Michael Rake to serve as a Director of the Registrant as well as a member of the Board’s Audit Committee.

Compensatory Arrangements of Certain Officers

On December 5, 2007, upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of The McGraw-Hill Companies, Inc. (the “Company”), the Board of Directors approved the amendment and restatement of The McGraw-Hill Companies, Inc. Senior Executive Severance Plan (the “SESP”) and the Compensation Committee approved the amendment and restatement of The McGraw-Hill Companies, Inc. Executive Severance Plan (the “ESP” and, together with the SESP, the “Plans”). The amendments and restatements are effective as of January 1, 2008. Under the terms of the Plans, eligible Company executives may receive severance benefits upon the occurrence of certain triggering events, as described below. The following named executive officers of the Company are eligible for benefits under the SESP: (i) Mr. Harold McGraw III, Chairman, Chief Executive Officer and President; (ii) Mr. Robert J. Bahash, Executive Vice President and Chief Financial Officer; (iii) Mr. David L. Murphy, Executive Vice President, Human Resources; and (iv) Mr. Kenneth M. Vittor, Executive Vice President and General Counsel. Mr. Bruce D. Marcus, Executive Vice President, Chief Information Officer, also a named executive officer of the Company, is eligible for benefits under the ESP.

In general, under the terms of the Plans, if the Company terminates the executive’s employment other than for Cause or the executive resigns due to an Adverse Change in Conditions of Employment, the executive will be entitled to receive separation pay of 12 to 24 months’ base salary (9 to 18 months’ base salary in the case of the ESP), based on the executive’s years of service. In the event of a Change in Control occurring prior to January 1, 2009, the executive will be entitled to the same amount of separation pay if he or she resigns for any reason during the 30-day period (the “30-day period window provision”) following the first anniversary of the Change in Control. In the event of a Change in Control occurring on or after January 1, 2009, if the Company terminates the executive’s employment other than for Cause or the executive resigns due to an Adverse Change in Conditions of Employment After a Change in Control, the executive will be entitled to receive separation pay of 2 times the executive’s annual base salary and annual target bonus (1.5 times base salary and target bonus in the case of the ESP). The “30-day period window provision” is not applicable to a Change in Control which occurs on or after January 1, 2009. In each case, to receive the full amount of separation pay, the executive must sign a general release of claims against the Company; the executive will receive only 50% of the total amount of separation pay if he or she does not sign a release. The terms “Cause”, “Adverse Change in Conditions of Employment”, “Change in Control” and “Adverse Change in Conditions of Employment After a Change in Control” are defined as set forth in the Plans.

Executives who receive severance benefits under the Plans will continue to participate in the Company’s medical, dental, life, accidental death and disability and supplemental retirement plans for the period of separation pay, up to a maximum of 12 months. If the period for which the executive receives separation pay exceeds 12 months, then, in lieu of continued participation in the plans for more than 12 months, the executive will receive an additional cash payment equal to 10% of the amount of separation pay in excess of 12 months.

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Item 9.01	Financial Statements and Exhibits

(99)	Press Release, dated December 5, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

Date: December 5, 2007	By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number
(99)	Press Release, dated December 5, 2007.